JOINT FILING AGREEMENT AND POWER OF ATTORNEY
      Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees that the attached Statement on Schedule
13D relating to the shares of Series C Preferred Stock, par value $0.01 per share, of
Verticalnet, Inc. (the "Issuer") is filed on behalf of each of them, and that all amendments to this Statement will be filed on behalf of each of them.
      KNOW ALL BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Antonino Pisana, as such undersigned's true and lawful attorney-
in-fact to:
      1.    Execute for and on behalf of such undersigned, in his or her capacity as a beneficial owner of equity securities of the Issuer, any and all filings of such undersigned pursuant to Section 13(d), Section 13(g) or Section 16(a) of the Securities Exchange Act
of 1934, as amended, and the rules thereunder;
      2.    Do and perform any and all acts for and on behalf of such undersigned which may be necessary or desirable to complete, execute and timely file any such filings with the Securities and Exchange Commission and any national securities exchange or similar authority; and
      3.    Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, such undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of such undersigned pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
      Each of the undersigned hereby grants to each above-named attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such undersigned might or could do if personally present, with full power of substitution or revocation, and hereby ratifies and confirms all that each above-named attorney-in-fact or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  Each of the undersigned acknowledges that the above-named attorneys-in-fact, in serving in such capacity at the request of such undersigned, are not assuming any of such undersigned's responsibilities to comply with
Section 13(d), 13(g) or 16(a) of the Securities Exchange Act of 1934, as amended.
      This power of attorney shall remain in full force and effect as to each of the undersigned until such undersigned is no longer required to make any filing pursuant to
Section 13(d), 13(g) or 16(a) of the Securities Exchange Act of 1934, as amended, unless earlier revoked by such undersigned in a signed writing delivered to any of the above-
named attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned have executed this Joint
Filing Agreement and Power of Attorney as of the date set forth below.
Dated: November 9, 2007

BRAVOSOLUTION U.S.A., INC.

By:         /s/ Federico Vitaletti
            ----------------------
   Name: Federico Vitaletti
   Title: President

BRAVOSOLUTION S.P.A.

By:         /s/ Federico Vitaletti
            ----------------------
Name: Federico Vitaletti
Title: Chief Executive Officer

ITALCEMENTI S.P.A.

By:         /s/ Graziano Molinari
            ---------------------
Name: Graziano Molinari
Title: Responsible for Corporate Affairs

ITALMOBILIARE S.P.A.

By:         /s/ Graziano Molinari
            ---------------------
      Name: Graziano Molinari
Title: Secretary to the Board